EXHIBIT 10.5

THIS NOTE WAS ORIGINALLY ISSUED ON NOVEMBER 9, 2007 PURSUANT TO AN ASSET PURCHASE AGREEMENT DATED NOVEMBER 9, 2007 BY AND AMONG THE ISSUER OF THIS NOTE AND CERTAIN OTHER PERSONS (THE “AGREEMENT”), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES ACT, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXECEMPTION THEREFORE UNDER THE ACT OR ANY SUCH STATE SECURITIES LAWS THAT MAY BE APPLICABLE.  THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE AGREEMENT.  THE ISSUED OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHAGRE UPON WRITTEN REQUEST.

SENTINEL EMERGENCY RESPONSE TECHNOLOGY, INC.

SECURED CONVERTIBLE NOTE

Houston, Texas

No. DCN-___
November 9, 2007

$_______

FOR VALUE RECEIVED, SENTINEL EMERGENCY RESPONSE TECHNOLOGY, INC., a Nevada Corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of _________________, a ____________, or its registered assigns (the “Holder”) the sum of $__________, on the earlier of (i) the Company receiving gross proceeds of not less than $300,000 as the result of the issuance of any additional debt or equity securities (including any combination thereof) (the “Accelerated Maturity”) or (ii) May 8, 2008 (the “May Maturity Date”) (collectively, the Accelerated Maturity and the May Maturity Date shall be referred to herein as the “Maturity Date”).  All payments due hereunder (to the extent not converted into the Borrower’s common stock, $.001 par value per share (the “Common Stock”), in accordance with the terms hereof) shall be made in lawful money of the United States of America.  All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.  As used in this Note, the term “business day” shall mean any day other than a Saturday,

Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note is issued as part of a series of three Notes on the date hereof to the Holder, ___________________ No. DCN-___ and ___________, DCN-___ (the “Deferred Notes”).  Prior to the Maturity Date, in the event the Company receives any revenue, it shall within 10 business days of actual receipt distribute such funds according to the delivery instructions set forth herein to the entities set forth above in pro rata proportion based on the then outstanding amount of principal due to each Holder under the Deferred Notes.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issuance hereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the Holder.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1

Conversion Right.  Subsequent to the later of (a) the date the U.S. Securities and Exchange Commission declares the Registration Statement effective (the “Effective Date”), and (b) May 8, 2008 (the “Conversion Trigger Date”), and at any time thereafter that the Registration Statement is current and effective covering the shares of Common Stock to be issued in connection with a Conversion (as defined below), the Holder shall have the right from time to time, and at any time on or prior to the earlier of (i) the Maturity Date, (ii) the date of payment of the Default Amount (as defined below), or (iii) the date of payment pursuant to Section 1.6(a) or Article III, each in respect of the remaining outstanding principal amount of this Note, to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall thereafter be changed or reclassified, at the conversion price  (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Borrower (including, without limitation, other Secured Notes), subject to a limitation on conversion or exercise analogous to the limitations contained herein, and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than four and ninety nine hundredths percent (4.99%) of the outstanding shares of Common Stock.  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit B (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on the conversion date specified in the Notice of Conversion (the “Conversion Date”).  The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of the principal amount of this Note to be converted in such conversion.  In addition, the Holder agrees that it will limit conversion of all of its Secured Notes in the aggregate to no more than the greater of (1) $20,000, or (2) seven percent (7%) of the aggregate outstanding principal amount of the Secured Notes held by such Holder, per calendar month.

1.2

Conversion Price.

(a)

Calculation of Conversion Price.  The Conversion Price shall be the Variable Conversion Price (as defined below) (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities, combinations, recapitalization, reclassifications and similar events).  The “Variable Conversion Price” shall mean the Market Price (as defined below).  “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending one Trading Day prior to the Conversion Date (the “Conversion Date”).  “Trading Price” means, for any security as of any date, the intraday trading price or the closing price, as applicable, on the Pink Sheets, NASD Over-the-Counter Bulletin Board, NASDAQ Global Market, NASDAQ Global Select Market, NASDAQ Capital Market, American Stock Exchange or New York Stock Exchange (collectively, the “Markets”).  If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and a majority of the Holders of the Secured Notes being converted.  “Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

(b)

Conversion Price During Major Announcements.  Notwithstanding anything contained in Section 1.2(a) to the contrary, in the event the Borrower (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Borrower or (ii) any person, group or entity (including the Borrower) publicly announces a tender offer to purchase more than fifty percent (50%) of the Borrower’s outstanding Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the  “Announcement Date”), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Section 1.2(a).  For purposes hereof,  “Adjusted Conversion Price Termination Date” shall mean, with respect to any proposed transaction or tender offer (or takeover scheme)

for which a public announcement as contemplated by this Section 1.2(b) has been made, the date upon which the Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 1.2(b) to become operative.

1.3

Authorized Shares.  The Borrower covenants that during the period the conversion right exists, the Borrower will use its best efforts to reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the then-outstanding Secured Notes.  The Borrower will use its best efforts at all times to have authorized and reserved the number of shares that are actually issuable upon full conversion of the then-outstanding Secured Notes (based on the Conversion Price of the Secured Notes in effect from time to time) (the “Reserved Amount”).  The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Secured Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the then-outstanding Secured Notes.  The Borrower (i) acknowledges that, on or prior to the Effective Date, it will instruct its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If at any time the Holder submits a Notice of Conversion and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article I (a “Conversion Default”), subject to Section 4.8, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion.  The portion of this Note which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the “Excess Amount”) shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder’s option at any time after) the date additional shares of Common Stock are authorized by the Borrower to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date thereafter elected by the Holder in respect thereof.  In addition, the Borrower shall pay to the Holder payments (“Conversion Default Payments”) for a Conversion Default in the amount of (x), the then outstanding principal amount of this Note as of the date the Holders submits a Notice of Conversion giving rise to a Conversion Default (the “Conversion Default Date”) to the date that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Note (the “Authorization Date”).  The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default.  The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of the Holder’s accrued Conversion Default Payments.  The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock) at the applicable Conversion Price, at the Borrower’s option, as follows:

(a)

in cash, paid to the Holder by the fifth (5th) day of the month following the month in which it has accrued, or

(b)

in Common Stock, and the Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of conversion) at any time after the fifth (5th) day of the month following the month in which it has accrued in accordance with the terms of this Article I (so long as there is then a sufficient number of authorized shares of Common Stock).

1.4

Method of Conversion.

(a)

Mechanics of Conversion.  Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b)

Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted.  The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.  In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)

Payment of Taxes.  The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d)

Delivery of Common Stock Upon Conversion.  Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) (such third business day being hereinafter referred to as the “Deadline”) in accordance with the terms hereof.

(e)

Obligation of the Borrower to Deliver Common Stock.  Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(f)

Delivery of Common Stock by Electronic Transfer.  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its commercially reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

(g)

Failure to Deliver Common Stock Prior to Deadline.  Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is more than three (3) business days after the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such

Section), the Borrower shall pay to the Holder $1,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock but in no event shall such payment exceed $5,000 in the aggregate.  Such cash amount shall be paid to the Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note.

1.5

Concerning the Shares.  The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended) (“Accredited Investor”).  Subject to the provisions of the Purchase Agreement and the removal provisions set forth below, until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Borrower or its transfer agent with reasonable assurances that such Common Stock (to the extent such securities are deemed to have been acquired on the same date) can be sold or transferred pursuant to Rule 144 and the shares are so sold or transferred or (iii) such Common Stock is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.  Nothing in this Note shall affect in any way the Holder’s obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

1.6

Effect of Certain Events.

(a)

Effect of Merger, Consolidation, Etc.  At the option of  a majority of the Holders of the then-outstanding Secured Notes, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either:  (i) be deemed to be an Event of Default (as defined below) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined below) or (ii) be treated pursuant to Section 1.6(b) hereof.  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)

Adjustment Due to Merger, Consolidation, Etc.  If, at any time when this Note is issued and outstanding and prior to conversion of all of the Secured Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event other than in connection with a change of the jurisdiction of domestication of the Borrower, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  The Borrower shall not effect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b).  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)

Adjustment Due to Distribution.  If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d)

Purchase Rights.  If at any time when this Note is issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(e)

Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

1.7

Status as Shareholder.  Upon submission of a Notice of Conversion by the Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note.  Notwithstanding the foregoing, if the Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if this Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted.  In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower’s failure to convert this Note.

ARTICLE II. CERTAIN COVENANTS

2.1

Borrowings.  So long as the Borrower shall have any obligation under this Note, without the written consent of a majority of the Holders of the then-outstanding Secured Notes, the Borrower shall not create, incur, assume or suffer to exist any liability for borrowed money in excess of $100,000 per annum, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed the Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business, or (c) borrowings, the proceeds of which shall be used to repay this Note.

2.2

Sale of Assets.  So long as the Borrower shall have any obligation under this Note, without the written consent of a majority of the Holders of the then-outstanding Secured Notes, the Borrower shall not sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business (including the sale of any or all the inventory units listed on Exhibit A hereto or any other units of inventory sold by the Borrower).  Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.3

Advances and Loans.  So long as the Borrower shall have any obligation under this Note, without the written consent of a majority of the Holders of the then-outstanding Secured Notes, the Borrower shall not lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed the Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

2.4

Contingent Liabilities.  So long as the Borrower shall have any obligation under this Note, without the written consent of a majority of the Holders of the then-outstanding Secured Notes, which shall not be unreasonably withheld, the Borrower shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person, firm, partnership, joint venture or corporation, except (a) by the endorsement of negotiable instruments for deposit or collection, (b) the assumption, guarantee, endorsement, purchase or other acquisition of obligations in connection with the Borrower’s merger with or acquisition of another entity or an acquisition of assets, and (c) assumptions, guarantees, endorsements and contingencies (i) in existence or committed on the date hereof and which the Borrower has informed the Holder in writing prior to the date hereof, and (ii) similar transactions in the ordinary course of business.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1

Failure to Pay Principal.  The Borrower fails to pay the principal hereof thereon when due under the terms of this Note, whether at maturity or upon acceleration, provided, however, that in the event of default under this Section 3.1 as a result of failure to pay principal at the May Maturity Date, the terms of Article 1 of this Note shall control and be the Holder’s sole remedy.

3.2

Breach of Covenants.  The Borrower breaches any material covenant or other material term of this Note;

3.3

Breach of Representations and Warranties.  Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement;

3.4

Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

3.5

Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Borrower or any of its property or other assets for more than $250,000;

3.6

Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower, unless such proceeding shall be stayed within sixty (60) days; and

3.7

Conversion and the Shares.  The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section), fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph).

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.2, 3.3, 3.4, 3.5, or 3.7 if such Event of Default continues for a period of thirty (30) days after written notice thereof to the Borrower from the Holder or in the cases of sixty (60) days in the case of a default under Section 3.6, at the option of the Holders of a majority of the then-outstanding Secured Convertible Notes, the Holders may require Borrower to deliver within ten (10) business day to each Holder pursuant to written instruction as to location and number of units to be delivered to each Holder, the specified inventory units set forth on Exhibit A hereto (the “Inventory Units”).  The Holders secured interest in the Inventory Units are pari passu with respect to the collateral securing the Secured Convertible Notes as evidenced by that certain Security Agreement of an even date herewith by and among the Borrower, the Holder and certain other parties thereto.

ARTICLE IV. MISCELLANEOUS

4.1

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2

Notices.  Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission with confirmation receipt) or sent by courier (charges prepaid) or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail.  For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 4439 Castle Court Place, Houston, Texas  77006, facsimile number: (713) 522-1289.  Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

4.3

Amendments.  This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4

Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.  Each transferee of this Note must be an Accredited Investor.  Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5

Cost of Collection.  If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6

Governing Law.  THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

4.7

Allocations of Reserved Amount.  The Reserved Amount shall be allocated pro rata among the Holders of the Secured Notes based on the principal amount of such Secured Notes issued to each Holder.  Each increase to the Reserved Amount shall be allocated pro rata among the Holders of the Secured Notes based on the principal amount of such Secured Notes held by each Holder at the time of the increase in the Reserved Amount.  In the event the Holder shall sell or otherwise transfer any of such Holder’s Secured Notes, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount.  Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Secured Notes shall be allocated to the remaining Holders of the Secured Notes, pro rata based on the principal amount of such Secured Notes then held by such Holders.

4.8

Remedies.  The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.9

Entire Agreement.  This Note (including all written agreements and documents referred to herein) contain the entire agreement of the parties, including any and all affiliates and representatives of each of the parties, and supersede all prior oral or written agreements and understandings with respect to their subject matter.  This Note may not be amended or modified except by a writing signed by the parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its duly authorized officer on the date set forth above.

SENTINEL EMERGENCY RESPONSE TECHNOLOGY, INC.

By:
David Smith President

ACKNOWLEDGED AND AGREED HOLDER

By:
Name: Title:

EXHIBIT A

INVENTORY UNITS

Includes the following RadioBridge units only:

A.

RB2801106
B.

RB2801108
C.

RB2801112
D.

RB2801113
E.

RB2801104

F.

RB2801107

G.

RB2801109

H.

RB2801110

I.

RB2801111

EXHIBIT B

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $__________ principal amount of the Note (defined below) into shares of common stock, par value $.001 per share (“Common Stock”), of Sentinel Emergency Response Technology, Inc., a Nevada corporation (the “Borrower”), according to the conditions of the Deferred Convertible Notes of the Borrower dated November 9, 2007 (the “Notes”).  If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.  A copy of the Note is attached hereto (or evidence of loss, theft or destruction thereof) unless the entire principal amount of the Note is being converted, in which case the originally executed copy of the Note is attached hereto (or evidence of loss, theft or distribution thereof).

The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:

Address:

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Note shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:___________________________

Applicable Conversion Price:____________________

Number of Shares of Common Stock to be Issued Pursuant to

Conversion of the Notes:______________

Signature:___________________________________

Name:______________________________________

Address:____________________________________

The Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following the Conversion Date, and shall make payments pursuant to the terms of the Note for the number of business days such issuance and delivery is late.

IN WITNESS WHEREOF, the undersigned has caused this Notice of Conversion to be signed in its name by its duly authorized officer on the date set forth above.

[NAME]

By:
Name: Title: